UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023 (June 8, 2023)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting of Stockholders of Brighthouse Financial, Inc. (the “Company”) held on June 8, 2023 (the “2023 Annual Meeting”), the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) described in Item 5.07 of this Current Report on Form 8-K under “Proposal 4” and “Proposal 5” (the “Charter Amendments”). The Charter Amendments were previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The Charter Amendments became effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on June 9, 2023.

The Board also adopted the Amended and Restated Bylaws of Brighthouse Financial, Inc. (as amended and restated, the “Bylaws”), effective June 9, 2023 (contemporaneously with the filing of the Certificate of Amendment). The Bylaws were revised to reduce the voting requirement for amendments to the Bylaws to at least a majority of the voting power of all of the outstanding shares entitled to vote thereon, voting together as a single class. The voting requirement to amend the prior bylaws was at least two-thirds (66 2/3%) of the voting power of all of the outstanding shares entitled to vote thereon, voting together as a single class.

The foregoing description of the Certificate of Amendment and of the change effectuated by the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Meeting, five proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 27, 2023 (the “2023 Proxy Statement”). The final voting results were as follows:

Proposal 1: The Company’s stockholders elected nine director nominees named in the 2023 Proxy Statement to serve a one-year term ending at the Company’s 2024 Annual Meeting of Stockholders. The voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Philip V. (“Phil”) Bancroft	45,501,064	1,556,810	40,837	5,670,806
Irene Chang Britt	44,947,164	2,112,962	38,585	5,670,806
C. Edward (“Chuck”) Chaplin	44,954,835	2,103,256	40,620	5,670,806
Stephen C. (“Steve”) Hooley	45,489,147	1,568,383	41,181	5,670,806
Carol D. Juel	45,490,322	1,568,921	39,468	5,670,806
Eileen A. Mallesch	45,144,951	1,914,543	39,217	5,670,806
Diane E. Offereins	44,851,710	2,207,761	39,240	5,670,806
Eric T. Steigerwalt	45,484,169	1,574,031	40,511	5,670,806
Paul M. Wetzel	45,166,667	1,890,638	41,406	5,670,806

Proposal 2: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The voting results are set forth below:

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For	Against	Abstain	Broker Non-Vote
52,630,171	99,538	39,808	N/A

Proposal 3: The Company’s stockholders approved an advisory resolution approving the compensation of the Company’s named executive officers. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
44,587,665	2,425,759	85,287	5,670,806

Proposal 4: The Company’s stockholders approved the Charter Amendments removing (i) supermajority voting requirements previously required to amend certain provisions of the Charter and the Bylaws and (ii) obsolete provisions related to classes of directors. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
46,918,207	138,500	42,004	5,670,806

Proposal 5: The Company’s stockholders approved the Charter Amendments limiting the liability of certain officers of the Company, as permitted by recent amendments to Delaware law. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
42,757,896	4,256,533	84,282	5,670,806
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Brighthouse Financial, Inc., dated June 9, 2023.
3.2	Amended and Restated Bylaws of Brighthouse Financial, Inc., effective June 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
Name: Jacob M. Jenkelowitz
Title: Corporate Secretary

Date: June 13, 2023

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